Exhibit (j)(2): Consent of Deloitte & Touche LLP, Independent Public Accountants



                                                                 Exhibit 11




INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of NEW PROVIDENCE INVESTMENT TRUST:


We consent to the incorporation by reference in this Post-Effective Amendment No. 6 to Registration Statement No. 333-31359 of the New Providence Capital Growth Fund, (a series of New Providence Investment Trust) of our report dated June 18, 1999, appearing in the Annual Report for the year ended May 31, 1999, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of such Registration Statement.


/S/ Deloitte & Touche LLP

Deloitte & Touche LLP

Pittsburgh, Pennsylvania
July 29, 1999